                                                                   EXHIBIT 10.16



  CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
               EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

OEM LICENSE & DISTRIBUTION AGREEMENT

This OEM License and Distribution Agreement (the "Agreement") is entered into as of AUGUST 31, 1999 ("Effective Date") by and between Autonomy, Inc., a New Jersey corporation, with offices located at 301 Howard Street, San Francisco, California 94105 ("Autonomy") and CORECHANGE INC. a Delaware corporation, with its principal place of business at 260 FRANKLIN ST, SUITE 1890, BOSTON MA 02110 ("Licensee").

                                                                          [LOGO]

1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall mean:

     a. "APPLICATION" means the software application program(s) specified in ATTACHMENT A which are created by Licensee using the Development Software, and which contain portions of the Runtime Software as well as additional content and data developed or licensed by Licensee for use by Licensee's end users and customers on the Licensed Platform(s). Applications shall not provide end users with any access to any portion of the Development Software (E.G., development tools or libraries).

     b. "DEVELOPMENT SOFTWARE" means the development tool components or application programming interfaces ("API's") of the Software used to develop Applications.

     c. "LICENSED PLATFORM" means the computer platform(s), computer language(s), operating systems or versions thereof specified in ATTACHMENT A on which Licensee is licensed to use the Software and to create and distribute Applications.

     d. "RUNTIME SOFTWARE" means the portion of the Software, embedded in an Application, which enables end users to run the Application on the Licensed Platform(s).

     e. "SOFTWARE" means the Development Software, the Runtime Software and any other computer programs (including API's and user interfaces) set forth in ATTACHMENT A, in object code form only, and any applicable documentation, along with any updates, modifications or new releases of such programs and any portions thereof (including embedded or runtime versions), which may be provided by Autonomy to Licensee from time to time in accordance with the terms and conditions of this Agreement.

     f.  "TERRITORY" means worldwide.

2.   LICENSE GRANT; RESTRICTIONS; OWNERSHIP; ACCEPTANCE.

     a. LICENSE GRANT. Subject to all the terms and conditions of this Agreement, Autonomy grants to Licensee a nonexclusive, nontransferable, royalty bearing license:

         (i) to use the Development Software and related Runtime Software to create or compile Applications for use on the Licensed Platforms only in accordance with the applicable documentation provided by Autonomy. Except as provided in Sections 2(a)(ii) and 2(b) below, Licensee shall have no right to make or use multiple copies of the Development Software or use the Development Software on more than one (1) computer unless it has paid the applicable development fees for each such copy or use as specified in Attachment A; and

         (ii) to copy the Runtime Software, for marketing and distribution of an Application (a) in object code form, only as part of or embedded in an Application, (b) directly or indirectly to end-users for their internal purposes only, without the right of such end-users to develop additional Applications, (c) for use on the Licensed Platforms and (d) pursuant to a written license agreement (which may be a click-and-accept or "shrink-wrap" agreement) that disclaims all

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                                            Autonomy, Inc. OEM Agreement; page 2

         warranties and liabilities on behalf of Autonomy and contains software and proprietary right protection and restrictions, government use, export restriction, confidentiality and terms and conditions substantially similar or at least as restrictive as those set forth in Autonomy's End User License Agreement, a copy of which is attached hereto as ATTACHMENT C.

     b. RESTRICTIONS. Except as expressly provided in Section 2(a), and, except for one copy solely for back-up purposes, Licensee shall not copy the Software or any portion thereof. Licensee must reproduce and include all copyright and any other notices that appear on the original Software, any copies of the Software, any Application and any media therefor. Licensee shall not, and shall not allow any third party to:

         (i) decompile, disassemble, or otherwise reverse engineer any source code or underlying ideas or algorithms or file formats or programming or interoperability interfaces of the Software or of any files contained in or generated using the Software by any means whatsoever;

         (ii) remove any product identification, copyright or other proprietary notices or disclaimers for the Software;

         (iii)provide, lease, lend or use the Software for timesharing or service bureau purposes;

         (iv) use the Software to develop computer programs that are designed to enable application developers to create additional applications or application development tools; or

         (v) take any action contrary to Autonomy's end-user license agreement except as expressly and unambiguously allowed under this Agreement.

     c. NONEXCLUSIVE. The license granted in Section 2(a) is nonexclusive. Accordingly, nothing in this Agreement shall be construed as limiting in any manner Autonomy's marketing or distribution activities or its appointment of other OEMs, dealers, distributors, licensees or agents either within or outside of the Territory.

     d. OWNERSHIP. Notwithstanding anything else, Autonomy and its licensors retain (i) all title to, and, except as expressly and unambiguously licensed herein, all rights to the Software, all copies and derivative works thereof (by whomever produced) and all related documentation and materials, (ii) all of their service marks, trademarks, trade names or any other designations, and (iii) all copyrights, patent rights, trade secret rights and other proprietary rights in the Software.

     e. DELIVERY AND ENHANCEMENTS. Autonomy shall deliver the initial reproducible copy of the Software in a mutually agreeable format within seven business days after the Effective Date. All subsequent release versions, updates or enhancements, if any, shall be delivered to Licensee as soon as is commercially practicable after their general commercial release, but in no event later than delivery to any other comparable customer of Autonomy entitled to the same release versions, updates or enhancements.

3.   PAYMENT TERMS; RIGHT OF AUDIT.

     a. Licensee agrees to pay the fees and royalties for the Software and Applications as specified in Attachment B hereto. Licensee shall be responsible for and pay all taxes (except Autonomy's U.S. income taxes), duties and other governmental assessments relating to its use of the Software and the marketing and distribution of Applications. All late payments shall be assessed a service fee of one and one-half percent (1.5%) per month, to the extent allowed by law.

     b. Licensee shall provide to Autonomy, within fifteen (15) days after the end of each calendar quarter, written reports of the total number of copies, the city and state (or country) to which they are distributed, and the applicable royalty payments therefor, of each Application containing any portion of the Software distributed by or for Licensee or its sub-distributors or Licensees. Such reports shall accompany the royalty payments specified in Attachment B.


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                                            Autonomy, Inc. OEM Agreement; page 3

     c. Upon notice from Autonomy, Licensee shall provide Autonomy with access to Licensee's books of account for the purpose of performing an audit of the fees and royalties associated with Licensee's use and distribution of the Software pursuant to this Agreement at Licensee's location where such books are ordinarily kept. If, as a result of such audit, Autonomy determines that Licensee has underpaid Autonomy, Autonomy shall notify Licensee of the amount of such underpayment and Licensee shall promptly pay to Autonomy the amount of the underpayment, plus interest in the amount of one and one-half percent of such amount (or the highest rate of interest allowable by law, whichever is higher), calculated from the date of receipt by Licensee of the underpaid amount until the date of payment to Autonomy. In the event any such audit reveals an underpayment to Autonomy of five percent (5%) or more of the fees and royalties associated with Licensee's use and distribution of the Software pursuant to this Agreement, Licensee shall reimburse Autonomy for the reasonable out-of-pocket costs of such audit. Licensee shall retain records and supporting documentation, for such period of time as may be reasonably necessary, sufficient to document the fees and royalties associated with Licensee's use and distribution of the Software pursuant to this Agreement. Autonomy may only conduct such an audit once very calendar year.


4. LICENSEE COVENANTS AND REPRESENTATIONS. Except as provided herein, Licensee represents, warrants and agrees that:

     a. Licensee shall comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof and further that all advertising and marketing materials relating to the Software, Applications and/or Autonomy shall, be accurate in all respects. Upon the request of Autonomy, Licensee shall cooperate with Autonomy to devise and issue a joint press release concerning Licensee's selection and use of Autonomy's products. In its distribution efforts, Licensee shall use the then current names, marks and designations used by Autonomy for the Software ("Marks") but shall not represent or imply that it is Autonomy or is a part of Autonomy; provided that all advertisements and promotional materials, packaging and anything else bearing a Mark shall identify Autonomy as the Mark owner and Software manufacturer and shall be subject to prior written approval of Autonomy, which approval shall not be unreasonably withheld or delayed, and, provided further, that no other right to use any name or designation is granted by this Agreement. Licensee also agrees not to use or contest, during or after the term of this Agreement, any name, mark or designation used by Autonomy anywhere in the world (or any name, mark or designation similar thereto). Licensee acknowledges and agrees that all use of the Marks by Licensee shall inure to the benefit of Autonomy;

     b. Licensee shall keep Autonomy informed as to any problems encountered with the Software and any resolutions arrived at for those problems, and may provide any communicate feedback, modifications, design changes or improvements relating to the Software suggested by any distributor, Licensee, Autonomy, employee or agent. Licensee further agrees that Autonomy shall have any and all right, title and interest in and to any such suggested feedback, modifications, design changes or improvements of the Software, without the payment of any additional consideration therefor either to Licensee, or its distributors, Licensees, employees, agents or vendors;

     c. Licensee shall keep for three (3) years after termination of this Agreement records of all distribution of Applications and customers sufficient to adequately administer a recall of any Software and to fully cooperate in any decision by Autonomy to recall, retrieve and/or replace any Software;

     d. Licensee shall promptly notify Autonomy of any infringement by any third party of any Marks or any patent rights, copyrights, trade secret rights or other proprietary rights relating to the Software. Autonomy may, in its sole discretion, take or not take whatever action it believes is appropriate in connection with any such infringement. If Autonomy elects to take action, Licensee agrees to reasonably cooperate in connection therewith at Autonomy's expense. If Autonomy initiates and prosecutes any action under this Section 4(g), all legal expenses (including court costs and attorneys' fees) shall be for Autonomy's account and Autonomy shall be entitled to all amounts awarded by way of judgment, settlement or compromise;

                                            Autonomy, Inc. OEM Agreement; page 4


     e. Licensee shall comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of the Software or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to Part 740, or, in violation of the embargo provisions in Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement), except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.


5. SUPPORT AND MAINTENANCE. Licensee shall be responsible for all technical support of its customers; Autonomy shall provide technical support and assistance to Licensee for the Software on the Licensed Platforms pursuant to Autonomy's standard support and maintenance terms and conditions, as set forth in Attachment D hereto. During the term of this Agreement, Licensee shall pay the applicable fees for such support as provided in Attachment D.

6.   WARRANTY; DISCLAIMER; INDEMNITY.

     a. [1] Autonomy warrants that for a period of sixty (60) days from the Effective Date that the Software shall perform substantially in accordance with the accompanying documentation. This warranty covers only problems reported to Autonomy during the warranty period. Licensee shall handle and be responsible for all warranty returns from its direct and indirect customers. Software which does not comply with the foregoing warranty and is returned (by Licensee only) to Autonomy during the warranty period (as shown by appropriate documentation) shall be promptly repaired or replaced at Autonomy's option. The performance of the Software may vary with various manufacturers' equipment with which it is used and Licensee understands that Autonomy is not responsible for and shall have no liability for hardware, software, or other items or any services provided by any persons other than Autonomy. This warranty does not extend to any Software that is modified or altered other than by Autonomy or at Autonomy's direction, is not maintained to Autonomy's maintenance recommendations or is operated in a manner other than that specified by Autonomy. Licensee's sole remedy with respect to any warranty or defect is as stated in this subsection.

         [2] Autonomy further warrants that (a) the entering into and performance of this Agreement by Autonomy does not and will not violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which Automony or any of its affiliates is a party; (b) Automony has and shall have all requisite rights to grant to licenses with respect to the Software as granted hereunder; (c) the Software as delivered will contain no computer viruses, booby traps, time bombs or other programming designed to interfere with the normal functioning of the Software, or Licensee's or an end-user's equipment, programs or data; and (d) the Software will recognize and process all date fields, and perform all date-dependent calculations and operations (including sorting, comparing and reporting), without software ending and/or invalid and/or incorrect results as a result of the change of century or the occurrence of any particular date (all without human intervention, other than original data entry of valid dates), provided, however, that thw warranty set forth in subsection (d) of this Section shall not apply to data or programs of third parties, other than the Licensed Platforms.

     b. EXCEPT FOR THE FOREGOING, THE SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. FURTHER, AUTONOMY DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SOFTWARE OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY,



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                                            Autonomy, Inc. OEM Agreement; page 5

         RELIABILITY, OR OTHERWISE OR THAT THE SOFTWARE SHALL MEET LICENSEE'S REQUIREMENTS. LICENSEE BEARS ALL RISK RELATING TO QUALITY AND PERFORMANCE OF THE SOFTWARE.

     c. Autonomy shall hold Licensee and its officers, directors, agents and employees harmless from liability resulting from infringement by the Software of any United States or Canadian patent, copyright, trade secret, or other third party intellectual property right, provided (i) Autonomy is promptly notified of any and all threats, claims and proceedings related thereto, (ii) Autonomy shall have sole control of the defense and/or settlement thereof, (iii) Licensee furnishes to Autonomy, upon reasonable request, information available to Licensee relevant to such defense, and (iv) Licensee provides Autonomy with reasonable assistance. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED.

     d. The foregoing obligation of Autonomy does not apply with respect to the extent that the software or portions or components thereof (i) not supplied by Autonomy, (ii) made in whole or in part in accordance to Licensee specifications, (iii) that are modified other than by or at the direction of Autonomy after delivery from Autonomy, if the alleged infringement relates to such modification, (iv) combined with other products, processes or materials (other than a Licensed Platform) where the alleged infringement relates to such combination, (v) where Licensee continues allegedly infringing activity after being notified thereof or (vi) where Licensee's use of the Software is not substantially in accordance with this Agreement. Licensee shall indemnify Autonomy and its officers, directors, agents and employees from all damages, settlements, attorneys' fees and expenses related to a claim of infringement or misappropriation excluded from Autonomy's indemnity obligation by subsection (ii), (v), or (vi) of the immediately preceding sentence provided (i) Licensee is promptly notified of any and all threats, claims and proceedings related thereto, (ii) Licensee shall have sole control of the defense and/or settlement thereof, (iii) Autonomy furnishes to Licensee, upon reasonable request, information available to Autonomy that is relevant to such defense, and (iv) Autonomy provides Licensee with reasonable assistance.

7.   LIMITATION ON LIABILITY.

     a. NOTWITHSTANDING ANY OTHER TERM OF THIS AGREEMENT TO THE CONTRARY BUT EXCEPT FOR ITS OBLIGATION UNDER SECTION 6(c), AUTONOMY SHALL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID TO AUTONOMY HEREUNDER DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE THAT THE CAUSE OF ACTION AROSE, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

     b. NEITHER PARTY SHALL BE LIABILE TO THE OTHER FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL, OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST OR INACCURATE DATA.

8. RELATIONSHIP OF THE PARTIES. The parties hereto expressly understand and agree that Licensee is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and shall indemnify Autonomy from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of Licensee's activities, or those of, its employees or agents (including, without limitation, sub-distributors), including without limitation, providing unauthorized representations or warranties (or failing to disclose all warranties and liabilities on behalf of Autonomy) to its customers or breaching any term, representation or warranty of this Agreement. Autonomy is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of


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                                            Autonomy, Inc. OEM Agreement; page 6

Licensee, nor with Licensee's employment of other persons or incurring of other expenses. Except as expressly provided herein, Autonomy shall have no right to exercise any control whatsoever over the activities or operations of Licensee.

9.   TERM AND TERMINATION.

     a. Unless terminated earlier as provided herein, this Agreement shall have a term commencing with the Effective Date of this Agreement and continuing for an initial term of three (3) years, unless terminated by written notice from either party at least sixty (60) days prior to the end of the initial term, except that the parties agree that Licensee shall have the right to renegotiate the royalty and payment terms hereof in the first quarter of Year 2000, and if no agreement is reached as a result of such renegotiation by March 31, 2000, Licensee may terminate without cause and such termination shall be deemed an expiration. Licensee understands that at the end of the term or upon earlier termination by Autonomy for cause, the license in Section 2(a) shall terminate and neither Licensee nor any sub-distributor shall have any right whatsoever to continue developing or distributing Applications or any other use of the Software, regardless of any undocumented continuation of the relationship with Autonomy.

     b. This Agreement may be terminated for cause immediately by written notice upon the occurrence of any of the following events:

         i. immediately, if a party ceases to do business, or otherwise terminates its business operations;

         ii. by Autonomy, subject to subsection (b)(iii) of this Section if Licensee fails to pay the minimum royalties for the Software as specified in Attachment B;

         iii. if a party materially breaches this Agreement and fails to cure such breach within 15 days (ten days in the case of a failure to pay and immediately in the case of a breach of Section 2 or
              Section 10) of written notice describing such breach; or

         iv. without notice by a party if the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 90 days).

     c. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies shall remain available.

     d. Upon termination, if Licensee has any right, title or interest in any Mark or any registration related thereto, Licensee shall immediately assign all such right, title and interest to Autonomy and take all necessary action to ensure that Autonomy obtains the full benefit thereof or, if Autonomy so requests in writing with respect to any such item, take any necessary action to surrender and cancel such item and the related rights, title and interest.

     e. Upon expiration or termination by Autonomy for cause of this Agreement, Licensee shall immediately return to Autonomy or destroy all master disks and any and all copies of the Software or portions thereof that it has in its possession or control.

     f. On termination or expiration of this Agreement, Autonomy shall provide support to Licensee and to end users for which it has already been paid. On expiration or termination other than due to breach by Licensee, Autonomy will continue to offer to Licensee support at its then existing rates on its then existing standard terms so long as Autonomy provides such support to other OEMs or end users.


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                                            Autonomy, Inc. OEM Agreement; page 7

10.   CONFIDENTIALITY.

     a. Licensee agrees that to the extent Autonomy discloses to Licensee information (i) identified in writing as "Confidential" or "Proprietary," or (ii) identified as confidential during an oral disclosure and confirmed in writing in thirty (30) days, relating to the Software, the properties, composition or structure thereof, or Autonomy's business (including, without limitation, computer programs, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, Autonomy and product development plans, forecasts, strategies and information), such information is the confidential property of Autonomy ("Proprietary Information"). Licensee recognizes and acknowledges that Autonomy's Proprietary Information (and the confidential nature thereof) is critical to the business of Autonomy and that Autonomy would not enter into this Agreement without assurance that its Proprietary Information and the value thereof shall be protected as provided in this Section 11 and elsewhere in this Agreement.

     b. Licensee agrees (i) to hold Autonomy's Proprietary Information in confidence as a fiduciary and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions Licensee employs with respect to its confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person and (iii) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement. Any employee or agent given access to any such Proprietary Information must have a legitimate "need to know" and shall be similarly bound in writing to confidentiality terms. Without granting any right or license, Autonomy agrees that the foregoing clauses (i), (ii) and (iii) shall not apply with respect to information Licensee can document is in or (through no improper action or inaction by Licensee or any agent or employee) enters the public domain (and is readily available without substantial effort). Licensee must promptly notify Autonomy of any information it believes comes within the circumstance set forth in the immediately preceding sentence and shall bear the burden of proving the existence of any such circumstance by clear and convincing evidence. Licensee's obligations under this Section 11(b) shall terminate five (5) years after the date of this Agreement. Immediately upon termination of this Agreement or upon Autonomy's request, Licensee shall turn over to Autonomy all Proprietary Information of Autonomy and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof.

     c. Licensee acknowledges and agrees that due to the unique nature of Autonomy's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Licensee or third parties to unfairly compete with Autonomy resulting in irreparable harm to Autonomy and, therefore, that upon any such breach or any threat thereof, Autonomy shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by Licensee from any loss or harm, including, without limitation, lost profits and attorneys' fees, in connection with any breach or enforcement of Licensee's obligations hereunder or the unauthorized use or release of any such Proprietary Information. Licensee shall notify Autonomy in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 11 shall constitute a material breach of this Agreement.



11.   MISCELLANEOUS.

     a. ASSIGNMENT. Neither party shall, without the consent of the other, assign this Agreement or any amounts payable pursuant to this Agreement, except to a purchaser of all or substantially all of the assets of such party. Consent to any assignment of this Agreement shall not constitute a party's consent to further assignment. This Agreement shall be binding on the parties and their respective successors and permitted assigns. Any assignment in contravention of this subsection shall be void.

     b. NOTICES. All notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement shall be in writing and

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                                            Autonomy, Inc. OEM Agreement; page 8

         shall be deemed given when delivered to a party by registered or certified mail or equivalent means of delivery (E.G., by hand, overnight service or express courier), or when sent by telecopy to the telecopy number specified below:

              In the case of Autonomy:  415-243-9985

              In the case of Licensee:

         Either party may change its address or telecopy number for notification purposes by giving the other party 30 days' notice of the new address or telecopy number and the date upon which it shall become effective.

     c. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the parties.

     d. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect.

     e. WAIVERS. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the party waiving its rights.

     f. ENTIRE AGREEMENT. This Agreement and the Exhibits to this Agreement represent the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties relative to such subject matter.

     g. AMENDMENTS. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of each of the parties.

     h. SURVIVAL. The following sections of this Agreement shall survive any termination or expiration of this Agreement in full force and effect:
         SECTION 2, SECTION 3, SECTION 4(b), SECTION 4(e), SECTION 4(f), SECTION 5, SECTION 6, SECTION 7, SECTION 8, SECTION 9(c), SECTION 9(d), SECTION 9(e), SECTION 10, SECTION 11(f), this Section, SECTION 11(j) and
         SECTION 11(k).

     i. THIRD PARTY BENEFICIARIES. Except as specified in this Agreement with respect to a Designee, each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any Person other than the parties.

     j. GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to the conflicts of laws.

     k. SOLE AND EXCLUSIVE VENUE. Each party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Northern District of California or in the state courts of the State of California and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other party. Each party hereto further irrevocably consents to the service of process from any of the aforesaid courts by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address designated pursuant to this Agreement, with such service of process to become effective 30 days after such mailing.

     l. COVENANT OF FURTHER ASSURANCES. Autonomy and Licensee covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of Autonomy and Licensee shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

                                            Autonomy, Inc. OEM Agreement; page 9


     m. FORCE MAJEURE. If and to the extent a party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a "Force Majeure Event"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. If any Force Majeure Event prevents, hinders or delays Licensee's performance of its obligations pursuant to this Agreement for more than 30 days, Autonomy may terminate this Agreement as of a date specified by Autonomy in a termination notice to Licensee, without regard to Section 10(b).



         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

         AUTONOMY, INC                     CORECHANGE, INC.

         By:                               By:   /s/ ULF ARNETZ
            --------------------------        ----------------------------------

         Name:                             Name:     ULF ARNETZ
              ------------------------          --------------------------------

         Title:                            Title:    PRESIDENT/CEO
               -----------------------           -------------------------------

         Date:                             Date:     SEPTEMBER 1, 1999
              ------------------------          --------------------------------

                                           Autonomy, Inc. OEM Agreement; page 10


                                  ATTACHMENT A

                  SOFTWARE; APPLICATIONS; LICENSED PLATFORMS

AUTONOMY SOFTWARE:

                  Knowledge Builder toolkit with unlimited internal developer licenses for multiple platforms

LICENSED PLATFORMS:

                  Sun Solaris and Microsoft NT, and all others for which Autonomy provides commercial releases of its software to its customers generally.

LICENSEE APPLICATIONS:

                  Coreport

AUTONOMY  MODULES:


------------------------------------------- ----------------------------------------- -----------------------------------------
            CATEGORY A MODULES                         CATEGORY B MODULES                        CATEGORY C MODULES
------------------------------------------- ----------------------------------------- -----------------------------------------
Query/index                                 User Profiling                            Web Spider

User Agent                                  Agent Query                               Lotus Notes Fetch

Auto-suggest                                                                          Microsoft Exchange Fetch

Categorizer                                                                           ODBC Fetch

Import

------------------------------------------- ----------------------------------------- -----------------------------------------


   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                           Autonomy, Inc. OEM Agreement; page 11


                                  Attachment B


PAYMENT/FEE SCHEDULE



ORDER

     Purchase order is due by:      September 10th, 1999

PAYMENT SCHEDULE


          ----------------------------------- -------------- -------------------------------------------------
                     DESCRIPTION                 AMOUNT                      PAYMENT SCHEDULE
          ----------------------------------- -------------- -------------------------------------------------
          Prepaid Royalty                              [**]  December 15, 1999

          Knowledge Builder API                        [**]  Due September 22, 1999

          Annual Developer Support: 8/16/99            [**]  Due September 22, 1999 and annually thereafter,
          - 8/16/00                                          on August 15th of subsequent years

          (to include initial developer
          training)

          TOTAL                                        [**]
          ----------------------------------- -------------- -------------------------------------------------


CATEGORY A MODULES ROYALTY PRICING SCHEDULE:

Query/Index, Auto-suggest, Categorizer, and User Agent - (total of) [**] of Net Revenue of the Licensed Application

Import - [**] of Net Revenue of the Licensed Application

Embedded pricing referenced herein is modifiable as mutually agreed to by the parties through an amendment to this document.

"Net Revenue" for a product means [**].

CATEGORY B AND C MODULES PRICING SCHEDULE:

Corechange may sell any Category B or C Autonomy Module as an add-on component, and will pay to Autonomy [**] of Net Revenue of the Add-on Module, with a floor price of [**] per server for each Module listed under Category B and a floor price of [**] per server for each Module listed under Category C above.

SECOND LINE SUPPORT FOR END USERS:

     For end users of Licensee who purchase second line support from Licensee, Licensee will make an annual payment of [**] of the royalties paid by Licensee to Autonomy for such end users for modules (embedded or add-on modules), with the payments payable quarterly with the quarterly royalty payments and reports.

                                           Autonomy, Inc. OEM Agreement; page 12


ATTACHMENT C

                                        FORM OF END USER LICENSE AGREEMENT

SOFTWARE LICENSE AGREEMENT

This SOFTWARE LICENSE AGREEMENT ("AGREEMENT") is entered into as of ______________, 1999, between Autonomy, Inc., with offices located at 301 Howard Street, San Francisco, California 94105 ("AUTONOMY"), and
__________________________, having its principal place of business at
_____________________________________ ("LICENSEE").

                                                                          [LOGO]

1. LICENSE GRANT. Subject to the terms of this Agreement, Autonomy grants to Licensee a personal, non-transferable, non-sublicensable, non-exclusive license to use the software specified in ATTACHMENT A ("SOFTWARE"), in accordance with the documentation and accompanying materials ("DOCUMENTATION") supplied to Licensee by Autonomy. The Software shall only be used on the platforms specified in ATTACHMENT A ("AUTHORIZED PLATFORMS").

2. OWNERSHIP. The Software, Documentation and any copies thereof are licensed and not sold and are protected by United States and international copyright, trademark, trade secret laws, as well as certain international treaty provisions.

3. RESTRICTIONS. Licensee may not (a) copy the Software or the Documentation (other than as may be specified in ATTACHMENT A or for backup purposes);
     (b) permit individuals other than Authorized Users to use the Software or the Documentation; (c) rent, lease, sublicense or use the Software or the Documentation for service bureau purposes; or (d) reverse engineer, decompile or disassemble the Software.

4. FEES; PAYMENT. The license and maintenance fees for the Software specified in ATTACHMENT A ("FEES") are (a) due upon execution of this Agreement and
     (b) exclusive of shipping, taxes, duties and other similar fees, all of which are the responsibility of and shall be paid by Licensee.

5. UPGRADES; SUPPORT. Autonomy may, in its sole discretion, release new versions of the Software which contain improvements or enhancements (each such release an "UPDATE"). If Licensee purchases or otherwise receives an Update, this Agreement shall be extended to include such Update. All support for the Software shall be provided pursuant to the terms of a support agreement executed by Autonomy and Licensee.

6. TERM. This Agreement shall remain in effect unless it is terminated earlier by Autonomy. Upon termination of this Agreement, Licensee shall immediately cease all use of the Software. Within five days after termination of this Agreement, Licensee shall return to Autonomy all copies of the Software and the Documentation (in any form or media) and shall so certify to Autonomy in writing.

7. LIMITED WARRANTY. Autonomy warrants that, for a period of sixty (60) days after receipt by Licensee (a) the Software shall perform substantially in accordance with the Documentation and (b) the media upon which the Software is provided shall be free from defects in material and workmanship under normal use. This warranty covers only problems reported to Autonomy during the warranty period.

8. LICENSEE REMEDIES. AUTONOMY'S ENTIRE LIABILITY, AND LICENSEE'S SOLE AND EXCLUSIVE REMEDY, UNDER ANY WARRANTY OR LEGAL THEORY SHALL BE LIMITED TO REPLACEMENT OF THE SOFT-WARE OR RETURN OF THE PRICE PAID.

9. DISCLAIMER. AUTONOMY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY, FIT-NESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, WITH RESPECT TO THE SOFTWARE, AND THE DOCUMENTATION. EXCEPT FOR THE LIMITED WARRANTY PROVIDED PURSUANT TO SECTION 7, THE SOFTWARE IS PROVIDED "AS IS." Autonomy does not warrant that the Software or the functions contained in the Software shall meet Licensee's requirements, operate without interruption or be error free.

10. LIMITATION OF LIABILITY. IN NO EVENT SHALL AUTONOMY BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR THEORY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OR INACCURACY OF INFORMATION), ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVENT IF AUTONOMY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL AUTONOMY'S LIABILITY EXCEED THE AMOUNT PAID BY LICENSEE FOR THE SOFTWARE.

11. NO ASSIGNMENT. Neither the rights nor the obligations arising under this Agreement are assignable or transferable by Licensee, and any such attempted assignment or transfer shall be void and without effect.

12. GOVERNMENT USE. If Licensee is a unit or agency of the government, or acquiring the Software with government funds, the Software and Documentation are

                                           Autonomy, Inc. OEM Agreement; page 13


     provided subject to Autonomy's standard commercial license; provided, however, that any contracts with non-defense agencies subject to the FAR, the Government shall have the rights set forth in subparagraph (c) of FAR 52.227-19, "Commercial Computer Software-Restricted Rights," as applicable.

13. MISCELLANEOUS. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes any other Agreement relating to the Software. This Agreement shall be governed pursuant to the laws of the State of California and the United States without regard to the conflict of laws provisions thereof. The waiver by either party of a breach of this Agreement or any right hereunder shall not constitute a waiver of any subsequent breach of this Agreement; nor shall any delay by either party to exercise any right under this Agreement operate as a waiver of any such right. Any notice, report, approval or consent required or permitted hereunder shall be in writing and shall be deemed to have been effectively given: (a) immediately upon personal delivery or facsimile transmission to the parties to be notified, (b) one day after deposit with a commercial overnight courier with tracking capabilities, or (c) three days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the respective addresses of the parties as set forth above. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. The parties agree that a material breach of this Agreement adversely affecting Autonomy's proprietary rights in the Software would cause irreparable injury to Autonomy for which monetary damages would not be an adequate remedy and that Autonomy shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law. SECTION 2, SECTION 3, SECTION 4, SECTION 6, SECTION 7, SECTION 8, SECTION 9,
     SECTION 10 and this Section shall survive any termination or expiration of this Agreement.



IN WITNESS WHEREOF, Autonomy and Licensee have executed this Agreement as of the day and year first written above.

AUTONOMY, INC.                                [LICENSEE]

By: ________________________________          By: ______________________________

Name:_______________________________          Name:_____________________________

Title:______________________________          Title:____________________________

Date:_______________________________          Date:_____________________________

                                           Autonomy, Inc. OEM Agreement; page 14


               ATTACHMENT A TO FORM OF SOFTWARE LICENSE AGREEMENT


1.       AUTHORIZED PLATFORMS

2.       SOFTWARE

3.       FEES

                                           Autonomy, Inc. OEM Agreement; page 15


                                  ATTACHMENT D

                      SUPPORT PROGRAM TERMS AND CONDITIONS


SUPPORT AND MAINTENANCE TERMS.

Support Services consist of error correction and telephone and e-mail support, provided during Autonomy's normal business hours (6 a.m. to 3 p.m. PST, Monday through Friday) and a pager number will be provided for emergency access on weekends, to Licensee's technical support contact concerning the installation and use of the then current release of the Software and, for a period of 12 months following general availability of the current release, the previous sequential release. Autonomy shall make corrections in a time commensurate with the problem, but Autonomy will use best efforts to provide at least a fix or workaround if the problem prevents use of the Software and/or the Licensed Application. Licensee shall designate up to two (2) individual employees of Licensee as a technical support contact in connection with this Agreement. Support shall include at no additional charge to Licensee improvements and updates to the Software that Autonomy in its discretion regularly provides to its other customers and are not designated by Autonomy as products for which it charges a separate fee.


Autonomy shall have no obligation to support (a) altered, damaged or modified Software or any portion of the Software incorporated into other software, (b) Software that is not the then current or immediately previous sequential release, (c) problems caused by Licensee's negligence, abuse, or misapplication, or use of the Software other than as specified in Autonomy's user documentation or other causes beyond the control of Autonomy, or (d) Software installed on a system that is not supported by Autonomy. Autonomy shall have no liability for any changes in Licensee's hardware which may be necessary to use the Software due to a workaround or maintenance release.


Support Services will be charged for annually at the amount specified in Attachment B.


Additional consulting services are available at Autonomy's then current rates and Licensee shall pay all travel, living and other out of pocket expenses incurred by Autonomy in the course of performing such consulting services. Upon Licensee's request for additional consulting services, Autonomy will provide an estimate of the costs to complete the consulting services.